Exhibit 32

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Ingersoll-Rand plc (the Company), does hereby certify that:

The Quarterly Report on Form 10-Q for the three months ended March 31, 2011 (the Form 10-Q) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael W. Lamach
Michael W. Lamach
Principal Executive Officer
April 28, 2011

/s/ Steven R. Shawley
Steven R. Shawley
Principal Financial Officer
April 28, 2011